EXHIBIT  23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of WorldWater Corporation on Form SB-2 of our report dated April 7, 2004 appearing in the Annual Report on Form 10-KSB of WorldWater for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Amper, Politziner & Mattia P.C.

June 23, 2004
Edison, New Jersey